EXHIBIT 99.1
Technology Executive Amol Kulkarni Appointed to the Dynatrace Board of Directors
WALTHAM, Mass., August 30, 2023 – Dynatrace (NYSE: DT), the leader in unified observability and security, today announced the appointment of Amol Kulkarni to its Board of Directors effective on September 1, 2023.
Kulkarni brings over two decades of product and software engineering experience to the Dynatrace Board. He most recently served, until August 2023, as Chief Product and Engineering Officer of CrowdStrike, a global cybersecurity leader, and prior to that, as the company’s Senior Vice President of Engineering and Products. Before joining CrowdStrike in 2014, Kulkarni held various product and software leadership roles for 14 years at Microsoft. Kulkarni currently serves on the board of directors of JumpCloud, a privately held company focused on managing and securing employee access to organizations’ systems. Kulkarni received a Bachelor of Engineering degree from the University of Poona, a Master of Technology degree in Energy Systems Engineering from the Indian Institute of Technology, Bombay, and a Ph.D. in Electrical Engineering from the University of Washington.
“We are thrilled to have Amol join the Dynatrace Board,” said Rick McConnell, Dynatrace CEO and a member of the Board of Directors. “His leadership in spearheading large-scale product innovation and engineering initiatives at high-growth global technology companies, along with his security, cloud, data analytics, and platform expertise, will help us further scale our business and support the world’s leading organizations in delivering flawless and secure digital experiences.”
“Joining the Dynatrace Board is an honor for me,” said Kulkarni. “Dynatrace is the leader in the observability and application security space, with a unified platform, a unique approach to AI, analytics, and automation, and a strong people-focused culture. I believe the combination of an elite team, strong product offerings with industry-leading technology, and satisfied customers position the company for ongoing success. I’m excited to contribute to the Dynatrace Board to help strengthen and extend the company’s industry leadership and build long-term value for the company’s stockholders.”
About Dynatrace
Dynatrace (NYSE: DT) exists to make the world’s software work perfectly. Our unified platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That’s why the world’s largest organizations trust the Dynatrace® platform to accelerate digital transformation.
Curious to see how you can simplify your cloud and maximize the impact of your digital teams? Let us show you. Sign up for a free 15-day Dynatrace trial.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Rick McConnell’s and Amol Kulkarni’s respective remarks. These forward-looking statements include all statements that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on August 2, 2023 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contacts

Kara McCrudden
Public Relations Manager
kara.mccrudden@dynatrace.com

Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

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